UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2020

ARISTA FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-169802	27-1497347
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

51 JFK Parkway, First Floor West

Short Hills, New Jersey 07078

 (Address of principal executive offices)

(973) 218-2428

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02	DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 22, 2020, Jonathan R. Tegge resigned from his position as the Interim Chief Financial Officer of the Company effective immediately. The Company expects that Mr. Tegge will continue to provide certain accounting and reporting services to the Company as an employee of Brio Financial Group LLC (“Brio”) pursuant to the Company’s existing agreement with Brio.

On January 22, 2020, the Company appointed William J. Caragol, 52 as its Chief Financial Officer. In connection with Mr. Caragol’s appointment, the Company entered into a consulting agreement dated January 22, 2020 with Quidem LLC, a Florida limited liability company (“Quidem”) owned by Mr. Caragol. Under the agreement, Quidem agreed to provide certain consulting services to the Company, including assistance in capital raising, strategic planning, budgeting, financial reporting and investor relations. The agreement has a term of one year and may be terminated by either party upon thirty days’ notice. Quidem will be entitled to receive $5,000 per month for the provision of such consulting services, including making Mr. Caragol available to act as the Company’s part-time Chief Financial Officer.

Mr. Caragol has been Managing Director of Quidem LLC since 2018 and over the past thirty years has been a director, CFO or CEO of over a dozen public and private companies, primarily in the early growth stage of development, including two Nasdaq IPOs. Most recently from 2015 to 2018 Mr. Caragol was the Chairman, CEO and Acting CFO of PositiveID, a company focused on the development of high technology platforms, including both medical devices and homeland security applications. Mr. Caragol has a B.S. in Administration and Accounting from Washington & Lee University, and is a member of the American Institute of Certified Public Accountants.

A copy of the consulting agreement is attached as Exhibit 99.1 and incorporated by reference herein.

ITEM 7.01	REGULATION FD DISCLOSURE

Arista Financial Corp. intends to issue a press release on January 27, 2020 announcing Mr. Caragol’s appointment as its Chief Financial Officer as well as additional details relating to its plans to enter the mobility industry through a soon to be created majority owned subsidiary, Arista Mobility Group Ltd. A copy of the press release is attached as Exhibit 99.2 and incorporated by reference herein.

The information in this Item 7.01, including the exhibit attached hereto, is furnished solely pursuant to Item 7.01 of Form 8-K. Consequently, such information is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Further, the information in this Item 7.01, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements by the fact that they do not relate to matters of strictly historical or factual nature and generally discuss or relate to estimates or other expectations regarding future events. They contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance.  Any or all of the forward-looking statements included in this report and in any other reports or public statements made by us are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. Many factors mentioned in this report or in other reports or public statements made by us, such as government regulation and the competitive environment, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.

Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description	Filed
99.1	Consulting Agreement dated January 22, 2020 between Quidem LLC and Arista Financial Corp.	Filed herewith
99.2	Press Release dated January 27, 2020	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2020	ARISTA FINANCIAL CORP.

	By:	/s/ Paul Patrizio
Paul Patrizio Chief Executive Officer

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